UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   November 18, 2009

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events.

(a)       On November 18, 2009 (the “Option Effective Date”), Cephalon, Inc. (the “Company”) and BioAssets Development Company, a privately held biopharmaceutical company (“BDC”), agreed that all conditions establishing the effectiveness of the option have been met.  As a result, the Company may exercise its option to acquire BDC at any time until the date that is sixty (60) days after receipt of one-month patient response data from BDC’s Phase II proof of concept study with respect to etancercept for the treatment of sciatica.  Within five (5) business days of the Option Effective Date and as previously disclosed, the Company will make a $30 million upfront payment to BDC.

(b)        On November 19, 2009, ImmuPharma PLC (“ImmuPharma”) issued a press release describing the final results for ImmuPharma’s Phase IIb clinical study (the “Phase IIb Study”) for LUPUZOR for the treatment of systemic lupus erythematosus (“SLE”).  In its press release, ImmuPharma stated that in an intention to treat (“ITT”) analysis, LUPUZOR administered at 200 mcg once a month for 3 months plus standard of care achieved a clinically significant improvement (p = 0.048) in patient response rate compared to placebo plus standard of care as measured by a combined score, which is defined by: (1) a reduction from baseline of at least 4 points on the 2K-SLEDAI disease activity scale (which reduction indicates a clinically important reduction in SLE disease activity); (2) no worsening of disease as measured by the Physician’s Global Assessment (worsening defined as an increase of 0.30 points or more from baseline); and (3) no new BILAG A organ domain score (which indicates a severe flare of SLE disease activity) and no more than one new BILAG B organ domain score (which indicates a moderate flare of SLE disease activity).  ImmuPharma also stated that the greatest improvement was seen in patients with moderate to severe SLE. In this subgroup, which was 90% of the ITT population, LUPUZOR administered at 200 mcg once a month achieved a statistically significant improvement in patient response rate compared to placebo (p=0.016).

As previously disclosed by the Company, in November 2008, the Company entered into an option agreement with ImmuPharma providing the Company with an option to obtain an exclusive, worldwide license to LUPUZOR for the treatment of SLE.  In January 2009, the Company exercised the option and entered into a Development and Commercialization Agreement with ImmuPharma based on a review of interim results of the Phase IIb Study for LUPUZOR.  The Company expects to commence a large Phase IIb study for LUPUZOR in early 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: November 19, 2009	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Executive Vice President and Chief Financial Officer